EXHIBIT 99.1


            Mentor Graphics Reports Third Quarter Results


    WILSONVILLE, Ore.--(BUSINESS WIRE)--Nov. 29, 2007--Mentor Graphics Corporation (NASDAQ:MENT) today announced third quarter revenue of $186.3 million. On a GAAP basis, earnings were a loss of ($.10) per share. On a non-GAAP basis, earnings were break-even. Bookings were up over 10% year over year. These results reflect the change in the fiscal year with the third quarter running from August 1 to October 31.

    "Bookings were strong in the quarter, and were, in fact, a record for any non-fourth quarter. Contract renewals among our ten largest orders increased 50% over the corresponding prior contract. We were pleased in particular with the performance of our new Olympus-SoC(TM) and Veloce(R) product lines both of which performed quite well in the quarter," said Walden C. Rhines, chairman and CEO of Mentor Graphics. "Unfortunately, revenue timing issues on certain key orders impacted results for the quarter."

    Compared to the prior year third quarter, Scalable Verification bookings were up 25%, New and Emerging bookings were up 35%, Integrated Systems Design bookings were flat, and IC Design to Silicon bookings were down 5%. New and Emerging product line strength was largely driven by new TestKompress(R) tool adoptions, though there was also strength in embedded systems and electronic system level tools. Year on year bookings for Pacific Rim were up 35%, for North America were up 25%, for Japan were up 5%, and for Europe were down 15%.

    "Mentor again reaffirms its guidance for fiscal 2008 and 2009," said Gregory K. Hinckley, president of Mentor Graphics. "We see mixed economic signals. From our industry perspective, we see positive forward indicators like venture company funding to fabless semiconductor startups up sharply in the third quarter to the highest level since 2001, our consulting bookings up 50%, training bookings up 95% and new customer logos up 10%. Nonetheless, our actual results highly depend upon the condition of the U.S. economy where risks in recent weeks seem to be growing. If the U.S. economy slows in the fourth quarter, our ability to meet guidance will be challenged."

    Guidance

    For the full fiscal year 2008, the company expects revenue of $860 million, GAAP earnings per share of about $.50 and non-GAAP earnings per share of approximately $1.02.

    Preliminary guidance for fiscal 2009 is for revenues of $920 million, GAAP earnings per share of about $.78 and non-GAAP earnings per share of $1.22.

    Discussion of Non-GAAP Financial Measures

    Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased intangible assets, in-process research and development, special charges, stock-based compensation expenses and charges and gains which management does not consider reflective of our core operating business.

    Purchased intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. In-process research and development charges represent products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Stock-based compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results.

    During the nine months ended October 31, 2007 and September 30, 2006, $452 thousand and $6.23 million, respectively of interest expense attributable to net retirement premiums and write-offs of debt issuance costs related to the refinancing or repurchase of certain convertible debt was excluded as management does not consider these transactions a part of its core operating performance.

    In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

    Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

    Management excludes from its non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

    -- Amortization charges for our purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of the our net income (loss) is in the first twelve months following the acquisition.

    -- Special charges are primarily severance related and are due to our reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in our annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

    -- In-process research and development charges are largely disregarded as acquisition decisions are made, as they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

    -- Management supplementally considers performance without the impact of stock-based compensation charges and believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We view stock-based compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period. We therefore exclude these charges for purposes of evaluating our core performance.

    -- Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the nine months ended October 31, 2007 is 9% after consideration of discrete items. Without discrete items of $1,676 thousand, our GAAP tax rate is 31%. Inclusive of discrete items, our full fiscal year 2008 GAAP tax rate is projected to be 35%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability.

    Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

    -- Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income
        (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

    -- We regularly engage in acquisition and assimilation activities as part of our ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact our available funds.

    -- Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

    -- Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.

    -- Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

    About Mentor Graphics

    Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of over $825 million and employs approximately 4,300 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

    (Mentor Graphics, TestKompress and Veloce are registered trademarks and Olympus-SoC is a trademark of Mentor Graphics
Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

    Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry;
(ii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) reductions in the spending on the company's products by its customers due to cyclical downturns; (iv) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results;
(v) changes in accounting or reporting rules or interpretations;
(vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (vii) effects of unanticipated shifts in product mix on gross margin; (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations; and (ix) weakness in the US or other economies, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.



                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------
      (In thousands, except earnings per share data - Unaudited)


                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
Revenues:
 System and software           $104,215  $114,461  $341,764  $318,627
 Service and support             82,096    76,174   240,750   226,763
                               --------- --------- --------- ---------
  Total revenues                186,311   190,635   582,514   545,390
                               --------- --------- --------- ---------
Cost of revenues: (1)
 System and software              4,706     4,664    16,548    12,538
 Service and support             24,453    21,072    69,703    62,122
 Amortization of purchased
  technology                      2,139     3,286     7,513     9,942
                               --------- --------- --------- ---------
  Total cost of revenues         31,298    29,022    93,764    84,602
                               --------- --------- --------- ---------
  Gross margin                  155,013   161,613   488,750   460,788
                               --------- --------- --------- ---------
Operating expenses:
 Research and development (2)    64,034    60,448   188,692   170,804
 Marketing and selling (3)       74,580    72,192   222,279   208,497
 General and administration (4)  24,183    22,822    71,080    66,617
 Amortization of intangible
  assets (5)                      2,704     1,168     6,361     3,415
 Special charges (6)              1,115       359     5,160     6,512
 In-process research and
  development (7)                     -         -     4,100       180
                               --------- --------- --------- ---------
  Total operating expenses      166,616   156,989   497,672   456,025
                               --------- --------- --------- ---------
Operating income (loss):        (11,603)    4,624    (8,922)    4,763
 Other income, net (8)            5,026     5,508    16,397    11,836
 Interest expense (9)            (5,053)   (5,645)  (15,112)  (23,403)
                               --------- --------- --------- ---------
 Income (loss) before income
  taxes                         (11,630)    4,487    (7,637)   (6,804)
 Income tax expense (benefit)
  (10)                           (2,480)    1,957      (684)   (3,026)
                               --------- --------- --------- ---------
  Net income (loss)            $ (9,150) $  2,530  $ (6,953) $ (3,778)
                               ========= ========= ========= =========
 Net income (loss) per share:
  Basic                        $  (0.10) $   0.03  $  (0.08) $  (0.05)
                               ========= ========= ========= =========
  Diluted                      $  (0.10) $   0.03  $  (0.08) $  (0.05)
                               ========= ========= ========= =========
 Weighted average number of shares
  outstanding:
  Basic                          89,609    81,741    87,456    80,735
                               ========= ========= ========= =========
  Diluted                        89,609    83,347    87,456    80,735
                               ========= ========= ========= =========

 Refer to following section for a description of footnotes.

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures".



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
(1) Cost of revenues:
 Stock-based compensation      $    281  $    200  $    642  $    653
 Amortization of purchased
  intangible assets               2,139     3,286     7,513     9,942
                               --------- --------- --------- ---------
                               $  2,420  $  3,486  $  8,155  $ 10,595
                               ========= ========= ========= =========
(2) Research and development:
 Stock-based compensation      $  2,240  $  1,301  $  5,179  $  4,166
                               --------- --------- --------- ---------
                               $  2,240  $  1,301  $  5,179  $  4,166
                               ========= ========= ========= =========
(3) Marketing and selling:
 Stock-based compensation      $  1,557  $  1,033  $  3,678  $  3,340
                               --------- --------- --------- ---------
                               $  1,557  $  1,033  $  3,678  $  3,340
                               ========= ========= ========= =========
(4) General and administration:
 Stock-based compensation      $    892  $    430  $  2,987  $  1,360
                               --------- --------- --------- ---------
                               $    892  $    430  $  2,987  $  1,360
                               ========= ========= ========= =========
(5) Amortization of intangible
 assets:
 Amortization of purchased
  intangible assets            $  2,704  $  1,168  $  6,361  $  3,415
                               --------- --------- --------- ---------
                               $  2,704  $  1,168  $  6,361  $  3,415
                               ========= ========= ========= =========
(6) Special charges:
 Rebalance and restructuring
  costs                        $  1,115  $    359  $  5,160  $  6,512
                               --------- --------- --------- ---------
                               $  1,115  $    359  $  5,160  $  6,512
                               ========= ========= ========= =========
(7) In-process research and
 development:
 In-process research and
  development                  $      -  $      -  $  4,100  $    180
                               --------- --------- --------- ---------
                               $      -  $      -  $  4,100  $    180
                               ========= ========= ========= =========
(8) Other income, net:
 Investment earnout payment
  receipt                      $      -  $   (895) $      -  $   (895)
                               --------- --------- --------- ---------
                               $      -  $   (895) $      -  $   (895)
                               ========= ========= ========= =========
(9) Interest expense:
 Debt retirement costs         $    288  $    322  $    452  $  6,227
                               --------- --------- --------- ---------
                               $    288  $    322  $    452  $  6,227
                               ========= ========= ========= =========
(10) Income tax expense
 (benefit):
 Income tax effects            $ (2,410) $    (30) $ (5,518) $ (7,802)
                               --------- --------- --------- ---------
                               $ (2,410) $    (30) $ (5,518) $ (7,802)
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
           UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
----------------------------------------------------------------------
            (In thousands, except earnings per share data)


                                 Three Months Ended Nine Months Ended
                                 ------------------ ------------------
                                 October  September October  September
                                   31,     30, 2006   31,     30, 2006
                                   2007               2007
                                 -------- --------- -------- ---------
GAAP net income (loss)           $(9,150)  $ 2,530  $(6,953)  $(3,778)
Non-GAAP adjustments:
  Stock-based compensation: (1)
    Cost of revenues                 281       200      642       653
    Research and development
     (R&D)                         2,240     1,301    5,179     4,166
    Marketing and selling          1,557     1,033    3,678     3,340
    General and administration       892       430    2,987     1,360
  Acquisition - related items:
    Amortization of purchased
     intangible assets
      Cost of revenues (2)         2,139     3,286    7,513     9,942
      Amortization of intangible
       assets (3)                  2,704     1,168    6,361     3,415
  In-process R&D (4)                   -         -    4,100       180
  Special charges (5)              1,115       359    5,160     6,512
  Other income (6)                     -      (895)       -      (895)
  Interest expense (7)               288       322      452     6,227
  Income tax effects (8)          (2,410)      (30)  (5,518)   (7,802)
                                 -------- --------- -------- ---------
  Total of non-GAAP adjustments    8,806     7,174   30,554    27,098
                                 -------- --------- -------- ---------
Non-GAAP net income (loss)       $  (344)  $ 9,704  $23,601   $23,320
                                 ======== ========= ======== =========

GAAP weighted average shares
 (diluted)                        89,609    83,347   87,456    80,735
  Non-GAAP adjustment (9)              -         -    2,293     1,071
                                 -------- --------- -------- ---------
Non-GAAP weighted average shares
 (diluted)                        89,609    83,347   89,749    81,806
                                 ======== ========= ======== =========

GAAP net income (loss) per share
 (diluted)                       $ (0.10)  $  0.03  $ (0.08)  $ (0.05)
  Non-GAAP adjustments detailed
   above                            0.10      0.09     0.34      0.34
                                 -------- --------- -------- ---------
Non-GAAP net income per share
 (diluted)                       $ (0.00)  $  0.12  $  0.26   $  0.29
                                 ======== ========= ======== =========

----------------------------------------------------------------------
(1) Equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(2) Amount represents purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(3) Purchased other identified intangible assets are amortized to other operating expense over two to five years. Purchased other identified intangible assets includes tradenames, employment agreements, customer relationships and deferred compensation which are the result of acquisition transactions.

(4) Nine months ended October 31, 2007: Write off of $4,100 for in-process research and development related to the Sierra acquisition. Nine months ended September 30, 2006: Write off of $180 for in-process research and development related to the Evercad acquisition.

(5) Three months ended October 31, 2007: Special charges consist of $1,115 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services.
Three months ended September 30, 2006: Special charges consist of $359 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services.
Nine months ended October 31, 2007: Special charges consist of (i)
 $5,798 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $(721) related to reoccupation of a previously abandoned facility, (iii) $100 for a wind-up services agreement related to the liquidation of a subsidiary, and (iv) $(17) in other costs and adjustments, net.
Nine months ended September 30, 2006: Special charges consist of (i)
 $4,333 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $1,625 related to the abandonment of excess leased facility space, the disposal of related assets and other costs related to discontinuation of one of the company's intellectual property product lines, and
 (iii) $554 in other costs incurred, which primarily includes non-cancelable lease payments for one facility in Europe.

(6) Three and nine months ended September 30, 2006: Non-operating gain related to investment earn out payment received from a sale of equity interest in 2003.

(7) Three and nine months ended October 31, 2007: Premium and unamortized debt costs related to the redemption of convertible debt. Three and nine months ended September 30, 2006: Premium and unamortized debt costs related to the redemption of convertible debt.

(8) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

(9) Dilutive shares related to the stock options and employee stock purchase plan, which were antidilutive under GAAP.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
   UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP
                          FINANCIAL MEASURES
----------------------------------------------------------------------
                  (In thousands, except percentages)


                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP gross margin              $155,013  $161,613  $488,750  $460,788
Reconciling items to non-GAAP
 gross margin
  Stock-based compensation          281       200       642       653
  Amortization of purchased
   intangible assets              2,139     3,286     7,513     9,942
                               --------- --------- --------- ---------
Non-GAAP gross margin          $157,433  $165,099  $496,905  $471,383
                               ========= ========= ========= =========



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP gross margin as a percent
 of total revenue                    83%       85%       84%       84%
  Non-GAAP adjustments detailed
   above                              2%        2%        1%        2%
                               --------- --------- --------- ---------
Non-GAAP gross margin as a
 percent of total revenue            85%       87%       85%       86%
                               ========= ========= ========= =========



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP operating expenses        $166,616  $156,989  $497,672  $456,025
Reconciling items to non-GAAP
 operating expenses
  Stock-based compensation       (4,689)   (2,764)  (11,844)   (8,866)
  Amortization of purchased
   intangible assets             (2,704)   (1,168)   (6,361)   (3,415)
  Rebalance and restructuring
   costs                         (1,115)     (359)   (5,160)   (6,512)
  In-process research and
   development                        -         -    (4,100)     (180)
                               --------- --------- --------- ---------
Non-GAAP operating expenses    $158,108  $152,698  $470,207  $437,052
                               ========= ========= ========= =========



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP operating income (loss)   $(11,603) $  4,624  $ (8,922) $  4,763

Reconciling items to non-GAAP operating
 income (loss)
  Stock-based compensation        4,970     2,964    12,486     9,519
  Amortization of purchased
   intangible assets
      Cost of revenues            2,139     3,286     7,513     9,942
      Amortization of
       intangible assets          2,704     1,168     6,361     3,415
  Rebalance and restructuring
   costs                          1,115       359     5,160     6,512
  In-process research and
   development                        -         -     4,100       180
                               --------- --------- --------- ---------
Non-GAAP operating income
 (loss)                        $   (675) $ 12,401  $ 26,698  $ 34,331
                               ========= ========= ========= =========



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP operating margin as a
 percent of total revenue            -6%        2%       -2%        1%
  Non-GAAP adjustments detailed
   above                              6%        5%        7%        5%
                               --------- --------- --------- ---------
Non-GAAP operating margin as a
 percent of total revenue             0%        7%        5%        6%
                               ========= ========= ========= =========



                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                31, 2007  30, 2006  31, 2007  30, 2006
                               --------- --------- --------- ---------
GAAP other income, net and
 interest expense              $    (27) $   (137) $  1,285  $(11,567)
Reconciling items to non-GAAP other
 income, net and interest expense
  Investment earnout payment
   receipt                            -      (895)        -      (895)
  Debt retirement costs             288       322       452     6,227
                               --------- --------- --------- ---------
Non-GAAP other income, net and
 interest expense              $    261  $   (710) $  1,737  $ (6,235)
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                      (In thousands - Unaudited)



                                                  Oct. 31,   Dec. 31,
                                                    2007       2006
                                                 ---------- ----------
Assets
Current assets:
   Cash, cash equivalents and short-term
    investments                                  $   98,063 $  129,857
   Trade accounts receivable, net                   135,018    117,003
   Term receivables, short-term                     142,235    146,123
   Prepaid expenses and other                        38,496     29,679
   Deferred income taxes                             11,654     12,549
                                                 ---------- ----------

    Total current assets                            425,466    435,211
Property, plant and equipment, net                   97,870     86,100
Term receivables, long term                         116,390    162,157
Intangible assets, net                              459,934    396,534
Other assets                                         55,719     46,237
                                                 ---------- ----------

    Total assets                                 $1,155,379 $1,126,239
                                                 ========== ==========

Liabilities and Stockholders' Equity
Current liabilities:
   Short-term borrowings                         $    7,687 $    7,181
   Accounts payable                                  16,925     20,122
   Income taxes payable                                   6     45,521
   Accrued payroll and related liabilities           81,543    105,009
   Accrued liabilities                               35,054     34,938
   Deferred revenue                                 119,654    110,639
                                                 ---------- ----------

    Total current liabilities                       260,869    323,410
Long-term notes payable                             238,952    249,852
Other long-term liabilities                          65,411     19,910
                                                 ---------- ----------
    Total liabilities                               565,232    593,172
                                                 ---------- ----------

Stockholders' equity:
   Common stock                                     516,478    430,847
   Retained earnings                                 35,426     72,728
   Accumulated other comprehensive income            38,243     29,492
                                                 ---------- ----------
    Total stockholders' equity                      590,147    533,067
                                                 ---------- ----------

    Total liabilities and stockholders' equity   $1,155,379 $1,126,239
                                                 ========== ==========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
                      (In thousands - Unaudited)


                                Three Months Ended  Nine Months Ended
                                ------------------ -------------------

                                Oct. 31, Sept. 30, Oct. 31,  Sept. 30,
                                  2007      2006      2007      2006
                                -------- --------- --------- ---------
Operating activities
Net income (loss)               $(9,150)  $ 2,530  $ (6,953) $ (3,778)
Depreciation and amortization
 (1)                             12,702    11,120    36,153    35,842
Other adjustments to reconcile:
  Operating cash                  2,596       597     7,524     3,449
  Changes in working capital      8,528    (3,969)  (16,565)   20,980
                                -------- --------- --------- ---------

Net cash provided by operating
 activities                      14,676    10,278    20,159    56,493

Investing activities
Net cash provided by (used in)
 investing activities            10,097     1,180   (38,306)  (49,324)

Financing activities
Net cash provided by (used in)
 financing activities            (8,146)    8,823     4,903     1,498

Effect of exchange rate changes
 on cash and cash equivalents       569       268     1,372       807
                                -------- --------- --------- ---------

Net change in cash and cash
 equivalents                     17,196    20,549   (11,872)    9,474
Cash and cash equivalents at
 beginning of period             66,164    63,578    95,232    74,653
                                -------- --------- --------- ---------

Cash and cash equivalents at end
 of period                      $83,360   $84,127  $ 83,360  $ 84,127
                                ======== ========= ========= =========


----------------------------------------------------------------------

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $119 and $147 for the three months ended October 31, 2007 and September 30, 2006, respectively, and $181 and $2,407 for the nine months ended October 31, 2007 and September 30, 2006, respectively.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
----------------------------------------------------------------------
 (In thousands, except for percentages and days sales outstanding -
                              Unaudited)


                                Three Months Ended  Nine Months Ended
                                ------------------ -------------------



                                Oct. 31, Sept. 30, Oct. 31,  Sept. 30,
                                  2007      2006      2007      2006
                                -------- --------- --------- ---------
Geographic revenue:
North America                   $76,611   $85,975  $278,216  $229,339
                                   41.1%     45.2%     47.8%     42.0%
Europe                           46,845   $47,316  $133,661  $138,815
                                   25.2%     24.8%     22.9%     25.5%
Japan                            35,963   $34,197  $ 85,090  $ 98,003
                                   19.3%     17.9%     14.6%     18.0%
Pac Rim                          26,892   $23,147  $ 85,547  $ 79,233
                                   14.4%     12.1%     14.7%     14.5%

Other data:
Capital expenditures            $ 9,154   $ 6,886  $ 29,308  $ 19,380
Days sales outstanding              134       100         -         -




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
----------------------------------------------------------------------
                     EARNINGS PER SHARE GUIDANCE
----------------------------------------------------------------------

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:



                                                                 -----
                                                                  FY
                                                                  2008
                                                                 -----
Diluted GAAP net earnings per share                              $0.50
Non-GAAP Adjustments:
  Amortization of purchased intangible assets (1)                 0.11
  Amortization of other identified intangible assets (2)          0.10
  Stock-based compensation (3)                                    0.19
  Special Charges (4)                                             0.06
  In-process R&D (5)                                              0.04
  Expense associated with convertible debt (6)                    0.00
  Income tax effects (7)                                          0.02
                                                                 -----
Non-GAAP net income                                              $1.02
                                                                 =====

----------------------------------------------------------------------

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for fiscal year 2008 (FY2008) assumes no new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Excludes special charges incurred during the first nine months of FY2008 consisting primarily of costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services.

(5) Excludes write off of in-process research and development incurred during the first nine months of FY2008 related to the Sierra acquisition.

(6) Excludes amounts incurred during the first nine months of FY2008 for the write-off of previously capitalized convertible debt costs and net premium paid on the retirement of convertible debt.

(7) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
----------------------------------------------------------------------
                     EARNINGS PER SHARE GUIDANCE
----------------------------------------------------------------------

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:



                                                                 -----
                                                                  FY
                                                                  2009
                                                                 -----
Diluted GAAP net earnings per share                              $0.78
Non-GAAP Adjustments:
  Amortization of purchased intangible assets (1)                 0.08
  Amortization of other identified intangible assets (2)          0.10
  Stock-based compensation (3)                                    0.16
  Income tax effects (4)                                          0.10
                                                                 -----
Non-GAAP net income                                              $1.22
                                                                 =====

----------------------------------------------------------------------

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for fiscal year 2009 (FY2009) assumes no new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.



    CONTACT: Mentor Graphics
             Ryerson Schwark
             Public and Investor Relations Director
             503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon
             Investor Relations and Business Development Director
             503-685-1462
             dennis_weldon@mentor.com